Exhibit 99.1
TaskUs Announces Fiscal Fourth Quarter and Full Year 2025 Results
NEW BRAUNFELS, Texas, February 25, 2026 — TaskUs, Inc. (Nasdaq: TASK), a leading provider of outsourced digital services and next-generation customer experience to the world’s most innovative companies, today announced its results for the fourth quarter and full year ended December 31, 2025.
•Fourth quarter total revenue of $313.0 million, 14.1% year-over-year growth. Exceeding the top-end of our guidance by $8.6 million, or approximately 3%.
•Net Income of $29.7 million, Net Income margin of 9.5%.
•Adjusted Net Income of $37.1 million, Adjusted Net Income margin of 11.8%.
•Diluted EPS of $0.32, Adjusted EPS of $0.40.
•Adjusted EBITDA of $61.4 million, Adjusted EBITDA margin of 19.6%.
•Net cash provided by operating activities of $29.7 million, Free Cash Flow of $9.9 million and 16.2% conversion of Adjusted EBITDA to Free Cash Flow. Adjusted Free Cash Flow of $12.9 million and 21.0% conversion of Adjusted EBITDA to Adjusted Free Cash Flow.
“In the fourth quarter of 2025, we again set a record for the highest revenue quarter in TaskUs’ history and closed the year with strong double-digit revenue growth of 14% on a year-over-year basis. Our full-year revenue of $1.184 billion and $249.1 million in Adjusted EBITDA also set new company records,“ said Co-Founder and CEO, Bryce Maddock. “Heading into 2026, we are squarely focused on maintaining our leadership in specialized services, executing on the emerging growth opportunities we are seeing in generative AI, autonomous vehicles and robotics, and continuing to reshape TaskUs for the AI era.”
Fourth Quarter and Full Year 2025 Financial and Frontline Highlights

($ in thousands, except per share amounts)	Three months ended December 31,			Year ended December 31,
	2025	2024	% Change	2025	2024	% Change
Service revenue	$312,956	$274,242	14.1%	$1,183,547	$994,985	19.0%
Net income	$29,705	$8,859	235.3%	$102,275	$45,870	123.0%
Net income margin	9.5%	3.2%		8.6%	4.6%
Adjusted Net Income	$37,084	$28,500	30.1%	$151,709	$118,684	27.8%
Adjusted Net Income margin	11.8%	10.4%		12.8%	11.9%
Diluted EPS	$0.32	$0.10	220.0%	$1.10	$0.50	120.0%
Adjusted EPS	$0.40	$0.31	29.0%	$1.63	$1.29	26.4%
Adjusted EBITDA	$61,398	$53,795	14.1%	$249,074	$209,867	18.7%
Adjusted EBITDA margin	19.6%	19.6%		21.0%	21.1%
Net cash provided by operating activities	$29,666	$40,658	(27.0)%	$137,215	$138,888	(1.2)%
Free Cash Flow	$9,919	$20,375	(51.3)%	$73,715	$99,784	(26.1)%
Conversion of Adjusted EBITDA to Free Cash Flow	16.2%	37.9%		29.6%	47.5%
Adjusted Free Cash Flow	$12,914	$25,137	(48.6)%	$89,857	$107,357	(16.3)%
Conversion of Adjusted EBITDA to Adjusted Free Cash Flow	21.0%	46.7%		36.1%	51.2%
•Delivered year-over-year growth across all three service lines in the fourth quarter, led by AI Services and Trust & Safety of 45.9% and 18.2%, respectively.
•Net revenue retention of 113% for the year ended December 31, 2025.
•Ended 2025 with approximately 200 clients, including 21 clients with revenue of at least $10 million, compared to 17 clients in 2024.
•Added 1,700 teammates since the third quarter, ending the year with 65,500 teammates.
•Named a Major Contender and Star Performer in Everest Group's B2B Sales Services PEAK Matrix® 2025 in January 2026.

•Named as a Major Contender and a Star Performer in Everest Group’s Customer Experience Management Services PEAK Matrix® Assessment 2025 for EMEA and a Major Contender in the Americas.
“In the fourth quarter of 2025, we generated total revenue of $313.0 million, driven by broad-based growth across all three Service Lines from both new and existing clients across a diverse range of industries,” said Chief Financial Officer, Balaji Sekar. “We are incredibly pleased that our operational and financial discipline resulted in strong top line annual revenue growth of 19%. For the full year 2025, we delivered $1.184 billion in revenue and $249.1 million in Adjusted EBITDA, achieving an Adjusted EBITDA margin of 21.0%. We ended the year with a strong year-end balance sheet, including $211.7 million in cash. Our results have positioned us well to continue executing on our AI transformation strategy throughout 2026.”
First Quarter and Full Year 2026 Outlook
For the first quarter and full year 2026 TaskUs expects its financial results to include:

2026 Outlook
	First Quarter	Full Year
Revenue (in millions)	$296.0 to $298.0	$1,210 to $1,240
Revenue growth (YoY) at midpoint	6.9%	3.5%
Adjusted EBITDA Margin[1]	~19%	~19%
Adjusted Free Cash Flow (in millions)[2]	N/A	~$100
1.With respect to the non-GAAP Adjusted EBITDA margin outlook provided above, a reconciliation to the closest GAAP financial measure has not been provided as the quantification of certain items included in the calculation of GAAP net income (loss) cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable, the non-GAAP adjustment for foreign currency gains or losses depends on the timing and magnitude of changes in foreign currency exchange rates and cannot be accurately forecasted. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on its future GAAP financial results.
2.Adjusted Free Cash Flow is calculated as net cash provided by operating activities in the period minus cash used for purchase of property and equipment in the period, excluding certain non-recurring adjustments. At the mid-point of our guidance, net cash provided by operating activities for the full year 2026, excluding certain litigation-related payments, is expected to be approximately $160 million and purchase of property and equipment is expected to be approximately $60 million. Our Adjusted Free Cash Flow guidance and expected net cash provided by operating activities excludes the impact of certain costs, which are non-recurring and outside the ordinary course of business, due to the unpredictability of the costs and timing of payments.
Conference Call Information
TaskUs senior management will host a conference call today to discuss the Company’s fourth-quarter and full-year 2025 financial results and financial outlook. This call is scheduled to begin at 5:00 pm ET. Analysts and investors who wish to participate in the call can register by visiting the following link:
https://register-conf.media-server.com/register/BI712ee7d48215423cbf0498c62da88a67
To listen to a live audio webcast, please visit TaskUs’ Investor Relations website at IR.Taskus.com. A replay of the audio webcast will be available on the same website for 12 months following the call. At the time of the conference call and webcast, the Company will post a slide presentation and other materials available on its website.
About TaskUs
TaskUs (Nasdaq: TASK) delivers outsourced digital services that power the companies shaping the future. By combining specialized human talent and intelligent technology, we solve complex operational challenges for global category leaders within AI, autonomous vehicles (AV), robotics, social media, financial services, healthcare, and beyond. We enable our clients to elevate their customer experience, protect their platforms, and grow their brands. For more information, visit www.taskus.com.
Investor Contact
Trent Thrash
IR@TaskUs.com
Media Contact
Ramya Kumaraswamy
mediainquiries@taskus.com

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts, and further include, without limitation, statements reflecting our current views with respect to, among other things, our operations, our financial performance, our industry, the impact of the macroeconomic environment on our business, and other non-historical statements including the statements in the “First Quarter and Full Year 2026 Outlook” section of this press release. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “would,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates,” “position us” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to: the dependence of our business on key clients; the risk of loss of business or non-payment from clients; our failure to cost-effectively acquire new clients; the risk that we may provide inadequate service or cause disruptions in our clients’ businesses or fail to comply with the quality standards required by our clients under our agreements; our inability to anticipate clients’ needs by adapting to market and technology trends; utilization of artificial intelligence by our clients or our failure to incorporate artificial intelligence into our operations; unauthorized or improper disclosure of personal or other sensitive information, or security breaches and incidents; negative publicity or liability or difficulty recruiting and retaining employees; our failure to detect and deter criminal or fraudulent activities or other misconduct by our employees or third parties; global economic and political conditions, especially in the social media and meal delivery and transport industries from which we generate significant revenue; the dependence of our business on our international operations, particularly in the Philippines and India; our failure to comply with applicable data privacy and security laws and regulations; fluctuations against the U.S. dollar in the local currencies in the countries in which we operate; our inability to maintain and enhance our brand; competitive pricing pressure; volatile, unfavorable or uncertain economic or political conditions, particularly in the markets in which our clients and operations are concentrated, and the effects of these conditions on our clients’ businesses; our dependence on senior management and key employees; increases in employee expenses and changes to labor laws; failure to attract, hire, train and retain a sufficient number of skilled employees to support operations; our inability to effectively expand our operations into countries or industries in which we have no prior operating experience and in which we may be subject to increased business, economic and regulatory risks; reliance on owned and third-party technology and computer systems; failure to maintain asset utilization levels, price appropriately and control costs; the control of affiliates of Blackstone Inc. and our Co-Founders over us; the dual class structure of our common stock; and the volatility of the market price of our Class A common stock. Additional risks and uncertainties include but are not limited to those described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2025, as such factors may be updated from time to time in our filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is expected to be filed no later than March 15, 2026, which are or will be accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s SEC filings. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. TaskUs undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.
Non-GAAP Financial Measures
TaskUs supplements results reported in accordance with United States generally accepted accounting principles (“GAAP”), with non-GAAP financial measures, such as Adjusted Net Income, Adjusted Net Income Margin, Adjusted Earnings Per Share, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Adjusted Free Cash Flow, Conversion of Adjusted EBITDA to Free Cash Flow and Conversion of Adjusted EBITDA to Adjusted Free Cash Flow. Management believes these measures help illustrate underlying trends in TaskUs’ business and uses the measures to establish budgets and operational goals, communicate internally and externally, and manage TaskUs’ business and evaluate its performance. Management also believes that certain of these measures help investors compare TaskUs’ operating performance with its results in prior periods or assess liquidity. TaskUs anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude the impact of certain costs, losses and gains that are required to be included in our profit and loss measures under GAAP. Because TaskUs’ reported non-GAAP financial measures are not calculated in accordance with GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within TaskUs’ industry. Consequently, TaskUs’ non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but rather, should be considered together with the information in TaskUs’ consolidated financial statements, which are prepared in accordance with GAAP. Definitions of non-GAAP financial measures and the reconciliations to the most directly comparable measures in accordance with GAAP are provided in subsequent sections of this press release narrative and supplemental schedules.

TaskUs, Inc.
Condensed Consolidated Statements of Income (unaudited)
(in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Service revenue	$312,956	$274,242	$1,183,547	$994,985
Operating expenses:
Cost of services	199,192	169,846	736,361	602,898
Selling, general, and administrative expense	59,359	67,755	244,888	239,585
Depreciation	10,741	9,698	41,164	40,223
Amortization of intangible assets	5,005	4,980	19,983	19,935
Loss (gain) on disposal of assets	574	13	525	(80)
Total operating expenses	274,871	252,292	1,042,921	902,561
Operating income	38,085	21,950	140,626	92,424
Other income, net	(4,526)	(1,299)	(14,433)	(3,306)
Financing expenses	4,460	5,017	18,385	21,549
Income before income taxes	38,151	18,232	136,674	74,181
Provision for income taxes	8,446	9,373	34,399	28,311
Net income	$29,705	$8,859	$102,275	$45,870
Net income per common share:
Basic	$0.33	$0.10	$1.14	$0.52
Diluted	$0.32	$0.10	$1.10	$0.50
Weighted-average number of common shares outstanding:
Basic	90,442,765	89,545,980	90,026,126	88,912,835
Diluted	92,810,993	93,157,346	93,025,189	92,304,270

TaskUs, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(in thousands)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$211,676	$192,166
Accounts receivable, net of allowance for credit losses of $911 and $1,299, respectively	254,053	198,996
Income tax receivable	524	912
Prepaid expenses and other current assets	42,994	43,278
Total current assets	509,247	435,352
Noncurrent assets:
Property and equipment, net	95,426	66,775
Operating lease right-of-use assets	53,167	47,334
Deferred tax assets	12,366	8,431
Intangibles	153,490	172,525
Goodwill	219,533	216,791
Other noncurrent assets	7,536	6,090
Total noncurrent assets	541,518	517,946
Total assets	$1,050,765	$953,298
Liabilities and Shareholders’ Equity
Liabilities:
Current liabilities:
Accounts payable and accrued liabilities	$45,242	$53,403
Accrued payroll and employee-related liabilities	64,549	54,160
Current portion of debt	21,559	14,809
Current portion of operating lease liabilities	19,284	16,087
Current portion of income tax payable	9,354	9,839
Deferred revenue	3,273	3,727
Total current liabilities	163,261	152,025
Noncurrent liabilities:
Income tax payable	9,752	6,496
Long-term debt	219,798	241,357
Operating lease liabilities	37,086	32,946
Accrued payroll and employee-related liabilities	6,575	6,425
Deferred tax liabilities	14,304	17,046
Other noncurrent liabilities	—	84
Total noncurrent liabilities	287,515	304,354
Total liabilities	450,776	456,379
Total shareholders’ equity	599,989	496,919
Total liabilities and shareholders’ equity	$1,050,765	$953,298

TaskUs, Inc.
Condensed Consolidated Statement of Cash Flows (unaudited)
(in thousands)

	Year ended December 31,
	2025	2024
Cash flows from operating activities:
Net income	$102,275	$45,870
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	41,526	40,223
Amortization of intangibles	19,983	19,935
Amortization of debt financing fees	596	596
Loss (gain) on disposal of assets	525	(80)
Provision (benefit) for credit losses	1,016	(15)
Unrealized foreign exchange gains on forward contracts	—	(689)
Deferred taxes	(7,473)	(10,889)
Stock-based compensation expense	29,659	41,821
Changes in operating assets and liabilities:
Accounts receivable	(55,124)	(22,758)
Prepaid expenses and other current assets	4,225	(20,949)
Operating lease right-of-use assets	21,050	16,109
Other noncurrent assets	(1,540)	(63)
Accounts payable and accrued liabilities	(12,785)	23,529
Accrued payroll and employee-related liabilities	10,510	18,251
Operating lease liabilities	(19,613)	(17,312)
Income tax payable	2,935	5,801
Deferred revenue	(469)	(347)
Other noncurrent liabilities	(81)	(145)
Net cash provided by operating activities	137,215	138,888
Cash flows from investing activities:
Purchase of property and equipment	(63,500)	(39,104)
Net cash used in investing activities	(63,500)	(39,104)
Cash flows from financing activities:
Payments for deferred business acquisition consideration	(150)	(144)
Payments on long-term debt	(15,189)	(8,438)
Proceeds from employee stock plans	8,588	6,261
Payments for taxes related to net share settlement	(9,679)	(4,255)
Payments for stock repurchases	(27,782)	(18,600)
Net cash used in financing activities	(44,212)	(25,176)
Increase in cash and cash equivalents	29,503	74,608
Effect of exchange rate changes on cash	(9,993)	(8,218)
Cash and cash equivalents at beginning of period	192,166	125,776
Cash and cash equivalents at end of period	$211,676	$192,166

TaskUs, Inc.
Non-GAAP Reconciliations
Adjusted EBITDA (unaudited)
(in thousands, except margin amounts)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Net income	$29,705	$8,859	$102,275	$45,870
Provision for income taxes	8,446	9,373	34,399	28,311
Financing expenses	4,460	5,017	18,385	21,549
Depreciation	10,741	9,698	41,164	40,223
Amortization of intangible assets	5,005	4,980	19,983	19,935
EBITDA	$58,357	$37,927	$216,206	$155,888
Transaction costs(1)	(94)	—	11,899	—
Operational efficiency costs(2)	275	—	2,383	—
Foreign currency losses (gains)(3)	(2,800)	(890)	(8,029)	1,302
Loss (gain) on disposal of assets	574	13	525	(80)
Severance costs(4)	318	—	1,515	487
Litigation costs(5)	—	8,393	—	15,423
Stock-based compensation expense(6)	6,245	9,957	30,404	42,391
Interest income(7)	(1,477)	(1,605)	(5,829)	(5,544)
Adjusted EBITDA	$61,398	$53,795	$249,074	$209,867
Net Income Margin(8)	9.5%	3.2%	8.6%	4.6%
Adjusted EBITDA Margin(8)	19.6%	19.6%	21.0%	21.1%
(1) Represents non-recurring professional service fees related to the take-private transaction that have been expensed during the period.
(2) Represents professional service fees related to certain efforts to enhance efficiency of client delivery and operations support.
(3) Represents the effect of fair market value changes of forward contracts not designated as hedging instruments and remeasurement of U.S. dollar-denominated accounts to foreign currency.
(4) Represents severance payments as a result of certain cost optimization measures we undertook during the period to restructure support roles.
(5) Represents only those litigation costs that are considered non-recurring and outside of the ordinary course of business.
(6) Represents stock-based compensation expense, as well as associated payroll tax.
(7) Represents interest earned on short-term savings, time-deposits and money market funds.
(8) Net Income Margin represents net income divided by service revenue and Adjusted EBITDA Margin represents Adjusted EBITDA divided by service revenue.

TaskUs, Inc.
Non-GAAP Reconciliations
Adjusted Net Income (unaudited)
(in thousands, except margin amounts)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Net income	$29,705	$8,859	$102,275	$45,870
Amortization of intangible assets	5,005	4,980	19,983	19,935
Transaction costs(1)	(94)	—	11,899	—
Operational efficiency costs(2)	275	—	2,383	—
Foreign currency losses (gains)(3)	(2,800)	(890)	(8,029)	1,302
Loss (gain) on disposal of assets	574	13	525	(80)
Severance costs(4)	318	—	1,515	487
Litigation costs(5)	—	8,393	—	15,423
Stock-based compensation expense(6)	6,245	9,957	30,404	42,391
Tax impacts of adjustments(7)	(2,144)	(2,812)	(9,246)	(6,644)
Adjusted Net Income	$37,084	$28,500	$151,709	$118,684
Net Income Margin(8)	9.5%	3.2%	8.6%	4.6%
Adjusted Net Income Margin(8)	11.8%	10.4%	12.8%	11.9%
(1) Represents non-recurring professional service fees related to the take-private transaction that have been expensed during the period.
(2) Represents professional service fees related to certain efforts to enhance efficiency of client delivery and operations support.
(3) Represents the effect of fair market value changes of forward contracts not designated as hedging instruments and remeasurement of U.S. dollar-denominated accounts to foreign currency.
(4) Represents severance payments as a result of certain cost optimization measures we undertook during the period to restructure support roles.
(5) Represents only those litigation costs that are considered non-recurring and outside of the ordinary course of business.
(6) Represents stock-based compensation expense, as well as associated payroll tax.
(7) Represents tax impacts of adjustments to net income which resulted in a tax benefit during the period, including stock-based compensation expense, earn-out consideration, litigation costs and severance. After these adjustments, we applied a non-GAAP effective tax rate of 23.5% and 33.3% for the three months ended December 31, 2024 and 2023, respectively, and 23.9% and 26.4% for the year ended December 31, 2025 and 2024, respectively, to non-GAAP income before income taxes.
(8) Net Income Margin represents net income divided by service revenue and Adjusted Net Income Margin represents Adjusted Net Income divided by service revenue.

TaskUs, Inc.
Non-GAAP Reconciliations
Adjusted EPS (unaudited)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Diluted EPS	$0.32	$0.10	$1.10	$0.50
Per share adjustments to net income(1)	0.08	0.21	0.53	0.79
Adjusted EPS	$0.40	$0.31	$1.63	$1.29

Weighted-average common shares outstanding – diluted	92,810,993	93,157,346	93,025,189	92,304,270

(1) Reflects the aggregate adjustments made to reconcile net income to Adjusted Net Income, as noted in the above table, divided by the GAAP diluted weighted-average number of shares outstanding for the relevant period.

TaskUs, Inc.
Non-GAAP Reconciliations
Free Cash Flow (unaudited)
($ in thousands)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$29,666	$40,658	$137,215	$138,888
Purchase of property and equipment	(19,747)	(20,283)	(63,500)	(39,104)
Free Cash Flow	$9,919	$20,375	$73,715	$99,784
Payment for transaction costs	2,857	—	6,046	—
Payment for litigation costs	—	4,762	7,850	7,573
Payment for operational efficiency costs	138	—	2,246	—
Adjusted Free Cash Flow	$12,914	$25,137	$89,857	$107,357
Conversion of Adjusted EBITDA to Free Cash Flow(1)	16.2%	37.9%	29.6%	47.5%
Conversion of Adjusted EBITDA to Adjusted Free Cash Flow(1)	21.0%	46.7%	36.1%	51.2%
(1) Conversion of Adjusted EBITDA to Free Cash Flow represents Free Cash Flow divided by Adjusted EBITDA. Conversion of Adjusted EBITDA to Adjusted Free Cash Flow represents Adjusted Free Cash Flow divided by Adjusted EBITDA.

Definitions of Non-GAAP Metrics
EBITDA and Adjusted EBITDA
EBITDA is a non-GAAP profitability measure that represents net income or loss for the period before the impact of the benefit from or provision for income taxes, financing expenses, depreciation, and amortization of intangible assets. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting financing expenses), tax positions (such as the availability of net operating losses against which to relieve taxable profits), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense).
Adjusted EBITDA is a non-GAAP profitability measure that represents EBITDA before certain items that are considered to hinder comparison of the performance of our business on a period-over-period basis or with other businesses. During the periods presented, we excluded from Adjusted EBITDA transaction costs, operational efficiency costs, the effect of foreign currency gains and losses, gains and losses on disposals of assets, certain severance costs, certain non-recurring litigation costs, stock-based compensation expense and associated employer payroll tax and interest income, which include costs that are required to be expensed in accordance with GAAP. Our management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.
Adjusted EBITDA Margin represents Adjusted EBITDA divided by service revenue.
Adjusted Net Income
Adjusted Net Income is a non-GAAP profitability measure that represents net income or loss for the period before the impact of amortization of intangible assets and certain items that are considered to hinder comparison of the performance of our business on a period-over-period basis or with other businesses. During the periods presented, we excluded from Adjusted Net Income amortization of intangible assets, transaction costs, operational efficiency costs, the effect of foreign currency gains and losses, gains and losses on disposals of assets, certain severance costs, certain non-recurring litigation costs, stock-based compensation expense and associated employer payroll tax and the related effect on income taxes of certain pre-tax adjustments, which include costs that are required to be expensed in accordance with GAAP. Our management believes that the inclusion of supplementary adjustments to net income applied in presenting Adjusted Net Income are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.
Adjusted Net Income Margin represents Adjusted Net Income divided by service revenue.
Adjusted EPS
Adjusted EPS is a non-GAAP profitability measure that represents earnings available to shareholders excluding the impact of certain items that are considered to hinder comparison of the performance of our business on a period-over-period basis or with other businesses. Adjusted EPS is calculated as Adjusted Net Income divided by our diluted weighted-average number of shares outstanding. Our management believes that the inclusion of supplementary adjustments to earnings per share applied in presenting Adjusted EPS are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.

Free Cash Flow and Adjusted Free Cash Flow
Free Cash Flow is a non-GAAP liquidity measure that represents our ability to generate additional cash from our business operations. Free Cash Flow is calculated as net cash provided by operating activities in the period minus cash used for purchase of property and equipment in the period. Our management believes that the inclusion of this non-GAAP measure, when considered with our GAAP results, provides management and investors with an additional understanding of our ability to generate additional cash for ongoing business operations and other capital deployment.
Adjusted Free Cash Flow is a non-GAAP liquidity measure that represents Free Cash Flow before the payments for transaction costs, operational efficiency costs and certain litigation costs, that are considered non-recurring and outside of the ordinary course of business, which would hinder comparison of the performance of our business on a period-over-period basis or with other businesses. Our management believes that the inclusion of these supplementary adjustment to Free Cash Flow are appropriate to provide additional information to investors about these unusual items that we do not expect to continue at the same level in the future.
Conversion of Adjusted EBITDA to Free Cash Flow represents Free Cash Flow divided by Adjusted EBITDA. Conversion of Adjusted EBITDA to Adjusted Free Cash Flow represents Adjusted Free Cash Flow divided by Adjusted EBITDA.